EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS REPORTS
SECOND QUARTER 2020 RESULTS

DALLAS - July 30, 2020 - Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today reported financial results and performance measures for the second quarter ended June 30, 2020. The comparable performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel EBITDA assume each of the hotel properties in the Company’s hotel portfolio as of June 30, 2020 was owned as of the beginning of each of the periods presented. Unless otherwise stated, all reported results compare the second quarter ended June 30, 2020 with the second quarter ended June 30, 2019 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

COVID-19 UPDATE
In response to the impact of COVID-19 on the hospitality industry, the Company is deploying numerous strategies and protocols to protect the health and safety of its employees, guests, partners, and communities where it operates. Additionally, the Company has taken steps to ensure that it has additional financial flexibility going forward to navigate this crisis, including:

•
During the quarter, the Company closed on an amendment to its corporate credit facility. With a paydown of $10 million, the amendment converted the $75 million corporate credit facility into a $65 million term loan with the same maturity date of October 25, 2022. The amendment also provides a waiver on the majority of the covenants through the first quarter of 2021.

•
The Company ended the quarter with cash and cash equivalents of $103 million and restricted cash of $41 million. The vast majority of the restricted cash is comprised of lender and manager held reserves. The Company is currently working with its property managers and lenders in order to utilize lender and manager held reserves to fund operating shortfalls. At the end of the quarter, there was also $9 million in due from third-party hotel managers, which is the Company’s cash held by one of its property managers and is also available to fund hotel operating costs.

•
During the quarter, the Company announced that it has signed forbearance agreements on five loans including its mortgage loans on the Hotel Yountville, Bardessono Hotel, Ritz-Carlton Lake Tahoe, Ritz-Carlton Sarasota, and Pier House Resort. The forbearance agreements allow the Company to defer interest on the loans for an initial period of three months and up to six months subject to certain conditions. The forbearance agreements also allow the Company to utilize lender and manager held reserve accounts, which are included in restricted cash on the Company’s balance sheet, in order to fund operating shortfalls at the hotels. The Company also entered into an FF&E use agreement on its 4-hotel portfolio loan. The Company expects to have a forbearance agreement completed soon

BHR Reports Second Quarter Results

July 30, 2020

on the loan secured by the Capital Hilton and Hilton La Jolla Torrey Pines and currently expects to keep its remaining loans current and out of default.

•
The Company estimates that its current monthly cash utilization at its hotels given their current state of either having suspended operations or operating in a limited capacity is approximately $5 million per month.

•	Currently, operations at two of the Company’s properties remain temporarily suspended. The Company’s remaining 11 properties are open and operating.

The negative impact of the COVID-19 crisis on economic activity and the hospitality industry continues to evolve. The crisis is expected to continue to impact the Company’s financial results during the third quarter of 2020 and beyond.

FINANCIAL AND OPERATING HIGHLIGHTS

•	Net loss attributable to common stockholders for the quarter was $46.3 million or $1.41 per diluted share.

•	Comparable RevPAR for all hotels decreased 91.8% to $19.22 during the quarter.

•	Adjusted funds from operations (AFFO) was negative $0.58 per diluted share for the quarter.

•	Adjusted EBITDAre was negative $18.5 million for the quarter.

•	Capex invested during the quarter was $4.8 million.

UPDATE ON BUSINESS INTERRUPTION INCOME
During the quarter, the Company recognized approximately $390,000 of business interruption (“BI”) income for the Ritz-Carlton St. Thomas related to lost profits for the period of March through May 2020 due to the impact of Hurricane Irma.

CAPITAL STRUCTURE
At June 30, 2020, the Company had total assets of $1.7 billion and $1.1 billion of mortgage loans of which $49 million related to its joint venture partner’s share of the mortgage loan on the Capital Hilton and Hilton La Jolla Torrey Pines. The Company’s total combined mortgage loans had a blended average interest rate of 2.6%.

During the quarter, the Company converted its corporate credit facility into a term loan agreement. At the end of the quarter, the term loan had an outstanding principal balance of $65 million.

In light of the economic uncertainty arising from the COVID-19 pandemic and to protect liquidity, the Company and its Board of Directors announced a suspension of its previously announced 2020 common stock dividend policy. Accordingly, the Company did not pay a dividend on its common stock or common units for the second quarter ended June 30, 2020. The Board of Directors will continue to monitor the situation and assess future quarterly common dividend declarations.

PORTFOLIO REVPAR
As of June 30, 2020, the portfolio consisted of thirteen hotels.

•	Comparable RevPAR decreased 91.8% to $19.22 for all hotels on a 2.9% decrease in ADR and a 91.5% decrease in occupancy.

BHR Reports Second Quarter Results

July 30, 2020

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS
The Company believes year-over-year Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons. To help investors better understand the substantial seasonality in the Company’s portfolio, the Company provides quarterly detail on its Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the Company’s portfolio as of the end of the current period. As the Company’s portfolio mix changes from time to time so will the seasonality for Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin.

“While the unprecedented COVID-19 pandemic has generated significant challenges to the hospitality industry, we are happy to report that all but two of our hotels have resumed operations,” said Richard J. Stockton, Braemar’s President and Chief Executive Officer. “We have a high-quality, well-positioned portfolio that is benefitting from increased demand for drive-to leisure resorts. I am proud of our efforts to protect our hotels and ensure the safety of our associates and guests, while maintaining financial flexibility to position ourselves for future success. We are also pleased with the progress we have made on our forbearance agreements and the completion of our credit facility amendment. We will continue to focus on ways to maximize value for our shareholders as we navigate these uncertain times.”

INVESTOR CONFERENCE CALL AND SIMULCAST
Braemar will conduct a conference call on Friday, July 31, 2020 at 11:00 a.m. ET. The number to call for this interactive teleconference is (201) 493-6725. A replay of the conference call will be available through Friday, August 7, 2020, by dialing (412) 317-6671 and entering the confirmation number, 13706004.

The Company will also provide an online simulcast and rebroadcast of its second quarter 2020 earnings release conference call. The live broadcast of Braemar’s quarterly conference call will be available online at the Company’s web site, www.bhrreit.com on Friday, July 31, 2020, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call and continue for approximately one year.

We use certain non-GAAP measures, in addition to the required GAAP presentations, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer real estate investment trusts more meaningful. Non-GAAP financial measures, which should not be relied upon as a substitute for GAAP measures, used in this press release are FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA. Please refer to our most recently filed Annual Report on Form 10-K for a more detailed description of how these non-GAAP measures are calculated. The reconciliations of non-GAAP measures to the closest GAAP measures are provided below and provide further details of our results for the period being reported.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. Securities will be offered only by means of a registration statement and prospectus which can be found at www.sec.gov.
* * * * *

Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

BHR Reports Second Quarter Results

July 30, 2020

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements in this press release may include, among others, statements about the implied share price for the Company's common stock. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19 on our business and investment strategy; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our ability to obtain future financing arrangements or restructure existing property level indebtedness; our understanding of our competition; market trends; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Investments in hotel properties, gross	$1,786,366	$1,791,174
Accumulated depreciation	(338,186)	(309,752)
Investments in hotel properties, net	1,448,180	1,481,422
Cash and cash equivalents	102,568	71,995
Restricted cash	41,464	58,388
Accounts receivable, net of allowance of $187 and $153, respectively	7,747	19,053
Inventories	2,611	2,794
Prepaid expenses	5,338	4,992
Investment in OpenKey	1,845	1,899
Derivative assets	756	582
Other assets	14,971	13,018
Operating lease right-of-use assets	81,913	82,596
Intangible assets, net	4,830	5,019
Due from related parties, net	887	551
Due from third-party hotel managers	8,867	16,638
Total assets	$1,721,977	$1,758,947

LIABILITIES AND EQUITY
Liabilities:
Indebtedness, net	$1,123,313	$1,058,486
Accounts payable and accrued expenses	69,821	94,919
Dividends and distributions payable	3,208	9,143
Due to Ashford Inc., net	2,694	4,344
Due to third-party hotel managers	971	1,685
Operating lease liabilities	61,010	61,118
Other liabilities	19,410	17,508
Total liabilities	1,280,427	1,247,203

5.50% Series B Cumulative Convertible Preferred Stock, $0.01 par value, 5,031,473 and 5,008,421 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	107,352	106,920
Redeemable noncontrolling interests in operating partnership	32,060	41,570
Equity:
Preferred stock, $0.01 value, 80,000,000 shares authorized:
Series D Cumulative Preferred Stock, 1,600,000 shares issued and outstanding at June 30, 2020 and December 31, 2019	16	16
Common stock, $0.01 par value, 250,000,000 shares authorized, 33,528,000 and 32,885,217 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	335	329
Additional paid-in capital	525,846	519,551
Accumulated deficit	(212,431)	(150,629)
Total stockholders' equity of the Company	313,766	369,267
Noncontrolling interest in consolidated entities	(11,628)	(6,013)
Total equity	302,138	363,254
Total liabilities and equity	$1,721,977	$1,758,947

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
REVENUE
Rooms	$6,533	$75,121	$77,001	$151,852
Food and beverage	2,077	25,790	30,880	57,904
Other	4,285	17,605	22,534	37,268
Total hotel revenue	12,895	118,516	130,415	247,024
Other	—	—	—	5
Total revenue	12,895	118,516	130,415	247,029
EXPENSES
Hotel operating expenses:
Rooms	3,445	16,833	21,325	33,815
Food and beverage	3,649	19,394	27,550	41,604
Other expenses	12,979	36,335	55,069	75,230
Management fees	466	4,166	4,343	8,582
Total hotel operating expenses	20,539	76,728	108,287	159,231
Property taxes, insurance and other	7,244	5,206	14,904	12,666
Depreciation and amortization	18,553	18,474	36,891	35,160
Advisory services fee:
Base advisory fee	2,572	2,860	5,193	5,520
Reimbursable expenses	412	681	956	1,261
Incentive fee	—	(1,105)	—	209
Non-cash stock/unit-based compensation	1,917	1,961	3,821	3,431
Transaction costs	—	70	—	704
Corporate, general and administrative:
Non-cash stock/unit-based compensation	96	19	131	38
Other general and administrative	1,417	913	3,314	2,020
Total operating expenses	52,750	105,807	173,497	220,240
Gain (loss) on disposition of assets	—	9	—	9
OPERATING INCOME (LOSS)	(39,855)	12,718	(43,082)	26,798
Equity in earnings (loss) of unconsolidated entity	(40)	(51)	(80)	(101)
Interest income	24	287	153	649
Other income (expense)	(64)	(139)	(202)	(256)
Interest expense	(11,850)	(13,034)	(22,676)	(26,047)
Amortization of loan costs	(947)	(1,021)	(2,018)	(2,201)
Write-off of loan costs and exit fees	(2,237)	—	(2,237)	(312)
Unrealized gain (loss) on investments	—	(4,626)	—	(3,919)
Unrealized gain (loss) on derivatives	(969)	654	187	(218)
INCOME (LOSS) BEFORE INCOME TAXES	(55,938)	(5,212)	(69,955)	(5,607)
Income tax (expense) benefit	4,447	(411)	3,077	(1,338)
NET INCOME (LOSS)	(51,491)	(5,623)	(66,878)	(6,945)
(Income) loss attributable to noncontrolling interest in consolidated entities	2,404	248	2,976	149
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	5,297	865	7,182	1,305
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(43,790)	(4,510)	(56,720)	(5,491)
Preferred dividends	(2,555)	(2,532)	(5,110)	(5,064)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(46,345)	$(7,042)	$(61,830)	$(10,555)

INCOME (LOSS) PER SHARE – BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(1.41)	$(0.22)	$(1.89)	$(0.34)
Weighted average common shares outstanding – basic	32,907	32,307	32,688	32,213
Diluted:
Net income (loss) attributable to common stockholders	$(1.41)	$(0.22)	$(1.89)	$(0.34)
Weighted average common shares outstanding – diluted	32,907	32,307	32,688	32,213
Dividends declared per common share:	$—	$0.16	$—	$0.32

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss)	$(51,491)	$(5,623)	$(66,878)	$(6,945)
Interest expense and amortization of loan costs	12,797	14,055	24,694	28,248
Depreciation and amortization	18,553	18,474	36,891	35,160
Income tax expense (benefit)	(4,447)	411	(3,077)	1,338
Equity in (earnings) loss of unconsolidated entity	40	51	80	101
Company's portion of EBITDA of OpenKey	(40)	(48)	(79)	(97)
EBITDA	(24,588)	27,320	(8,369)	57,805
Gain (loss) on disposition of assets	—	(9)	—	(9)
EBITDAre	(24,588)	27,311	(8,369)	57,796
Amortization of favorable (unfavorable) contract assets (liabilities)	207	118	414	237
Transaction and conversion costs	120	235	611	869
Other (income) expense	64	139	202	256
Write-off of loan costs and exit fees	2,237	—	2,237	312
Unrealized (gain) loss on investments	—	4,626	—	3,919
Unrealized (gain) loss on derivatives	969	(654)	(187)	218
Non-cash stock/unit-based compensation	2,048	2,021	4,033	3,549
Legal, advisory and settlement costs	413	75	1,026	146
Advisory services incentive fee	—	(1,105)	—	209
Company's portion of adjustments to EBITDAre of OpenKey	2	7	5	18
Adjusted EBITDAre	$(18,528)	$32,773	$(28)	$67,529
BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FFO
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss)	$(51,491)	$(5,623)	$(66,878)	$(6,945)
(Income) loss attributable to noncontrolling interest in consolidated entities	2,404	248	2,976	149
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	5,297	865	7,182	1,305
Preferred dividends	(2,555)	(2,532)	(5,110)	(5,064)
Net income (loss) attributable to common stockholders	(46,345)	(7,042)	(61,830)	(10,555)
Depreciation and amortization on real estate	17,792	17,669	35,351	33,573
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(5,297)	(865)	(7,182)	(1,305)
Equity in (earnings) loss of unconsolidated entity	40	51	80	101
Gain (loss) on disposition of assets	—	(9)	—	(9)
Company's portion of FFO of OpenKey	(40)	(49)	(80)	(100)
FFO available to common stockholders and OP unitholders	(33,850)	9,755	(33,661)	21,705
Series B Cumulative Convertible Preferred Stock dividends	1,730	1,707	3,460	3,414
Transaction and conversion costs	120	235	611	869
Other (income) expense	64	139	202	256
Interest expense accretion on refundable membership club deposits	202	213	415	438
Write-off of loan costs and exit fees	2,237	—	2,237	312
Amortization of loan costs	928	1,003	1,981	2,158
Unrealized (gain) loss on investments	—	4,626	—	3,919
Unrealized (gain) loss on derivatives	969	(654)	(187)	218
Non-cash stock/unit-based compensation	2,048	2,021	4,033	3,549
Legal, advisory and settlement costs	413	75	1,026	146
Advisory services incentive fee	—	(1,105)	—	209
Company's portion of adjustments to FFO of OpenKey	2	8	5	19
Adjusted FFO available to common stockholders and OP unitholders	$(25,137)	$18,023	$(19,878)	$37,212
Adjusted FFO per diluted share available to common stockholders and OP unitholders	$(0.58)	$0.42	$(0.45)	$0.86
Weighted average diluted shares	43,715	43,347	43,731	43,412

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
SUMMARY OF INDEBTEDNESS
JUNE 30, 2020
(dollars in thousands)
(unaudited)

Lender	Hotels	Maturity	Interest Rate (1)	Fixed-Rate Debt	Floating-Rate Debt		Total Debt
JPMorgan	Park Hyatt Beaver Creek	April 2021	LIBOR + 2.75%	$—	$67,500	(2)	$67,500
BAML	See footnote	June 2021	LIBOR + 2.16%	—	435,000	(3)	435,000
Apollo	Ritz-Carlton, St. Thomas	August 2021	LIBOR + 3.95%	—	42,500	(4)	42,500
BAML	Hotel Yountville	May 2022	LIBOR + 2.55%	—	51,000	(6)	51,000
BAML	Bardessono	August 2022	LIBOR + 2.55%	—	40,000	(6)	40,000
BAML Term Loan	N/A	October 2022	Base Rate(5) + 1.25% to 2.50% or LIBOR + 2.25% to 3.50%	—	65,000	(7)	65,000
BAML	Ritz-Carlton, Sarasota	April 2023	LIBOR + 2.65%	—	100,000	(6)	100,000
BAML	Ritz-Carlton, Lake Tahoe	January 2024	LIBOR + 2.10%	—	54,000	(6)	54,000
Prudential	Capital Hilton and Hilton Torrey Pines	February 2024	LIBOR + 1.70%	—	195,000		195,000
BAML	Pier House Resort	September 2024	LIBOR + 1.85%	—	80,000	(6)	80,000
Total				$—	$1,130,000		$1,130,000
Percentage				—%	100.0%		100.0%
Weighted average interest rate (1)				—%	2.55%		2.55%
All indebtedness is non-recourse with the exception of the term loan.
(1)    Interest rates do not include default or late payment rates in effect on some mortgage loans.
(2)    This mortgage loan has three one-year extension options subject to satisfaction of certain conditions, of which the second was exercised in April 2020.

(3)
This mortgage loan has five one-year extension options subject to satisfaction of certain conditions, of which the first was exercised in June 2020. This mortgage loan is secured by the Chicago Sofitel Magnificent Mile, San Francisco Courtyard Downtown, Seattle Marriott Waterfront and The Notary Hotel.

(4)    This mortgage loan has three one-year extension options subject to satisfaction of certain conditions. This mortgage loan has a LIBOR floor of 1.00%.
(5)    Base Rate, as defined in the term loan agreement, is the greater of (i) the prime rate set by Bank of America, or (ii) federal funds rate + 0.5%, or (iii) LIBOR + 1.0%.
(6)    This mortgage loan has a LIBOR floor of 0.25%.
(7)    This term loan has a LIBOR floor of 0.50%.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(unaudited)

ALL HOTELS:
	Three Months Ended June 30,
	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
	2020	2020	2020	2019	2019	2019	% Variance	% Variance
Rooms revenue (in thousands)	$6,510	$—	$6,510	$75,017	$—	$75,017	(91.32)%	(91.32)%
RevPAR	$19.22	$—	$19.22	$232.94	$—	$232.94	(91.75)%	(91.75)%
Occupancy	6.81%	—%	6.81%	80.18%	—%	80.18%	(91.51)%	(91.51)%
ADR	$282.11	$—	$282.11	$290.53	$—	$290.53	(2.90)%	(2.90)%

ALL HOTELS:
	Six Months Ended June 30,
	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
	2020	2020	2020	2019	2019	2019	% Variance	% Variance
Rooms revenue (in thousands)	$76,386	$—	$76,386	$151,266	$1,719	$152,985	(49.50)%	(50.07)%
RevPAR	$112.93	$—	$112.93	$236.04	$722.13	$237.83	(52.16)%	(52.52)%
Occupancy	33.28%	—%	33.28%	77.84%	77.52%	77.84%	(57.25)%	(57.25)%
ADR	$339.34	$—	$339.34	$303.23	$931.53	$305.55	11.91%	11.06%

NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at June 30, 2020, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)	All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)	The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
HOTEL EBITDA
(dollars in thousands)
(unaudited)

ALL HOTELS:	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2020	2019	% Variance	2020	2019	% Variance
Total hotel revenue	$12,870	$118,412	(89.13)%	$129,601	$246,438	(47.41)%
Non-comparable adjustments	—	—		—	2,671
Comparable total hotel revenue	$12,870	$118,412	(89.13)%	$129,601	$249,109	(47.97)%

Hotel EBITDA	$(15,818)	$38,149	(141.46)%	$10,905	$77,838	(85.99)%
Non-comparable adjustments	—	150		138	744
Comparable hotel EBITDA	$(15,818)	$38,299	(141.30)%	$11,043	$78,582	(85.95)%
Hotel EBITDA margin	(122.91)%	32.22%	(155.13)%	8.41%	31.59%	(23.18)%
Comparable hotel EBITDA margin	(122.91)%	32.34%	(155.25)%	8.52%	31.55%	(23.03)%

Hotel EBITDA adjustments attributable to consolidated noncontrolling interests	$(1,084)	$2,527	(142.90)%	$(127)	$4,393	(102.89)%
Hotel EBITDA attributable to the Company and OP unitholders	$(14,734)	$35,622	(141.36)%	$11,032	$73,445	(84.98)%
Comparable hotel EBITDA attributable to the Company and OP unitholders	$(14,734)	$35,772	(141.19)%	$11,170	$74,189	(84.94)%
NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at June 30, 2020, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)	All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)	The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

(4)	See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
TOTAL ENTERPRISE VALUE
JUNE 30, 2020
(in thousands, except share price)
(unaudited)

June 30, 2020
Common stock shares outstanding	33,528
Partnership units outstanding (common stock equivalents)	4,476
Combined common stock shares and partnership units outstanding	38,004
Common stock price	$2.86
Market capitalization	$108,691
Series B cumulative convertible preferred stock	$125,787
Series D cumulative preferred stock	$40,000
Indebtedness	$1,130,000
Joint venture partner's share of consolidated indebtedness	$(48,750)
Net working capital (see below)	$(84,599)
Total enterprise value (TEV)	$1,271,129

Cash and cash equivalents	$100,843
Restricted cash	$39,641
Accounts receivable, net	$7,596
Prepaid expenses	$5,076
Due from third-party hotel managers, net	$7,910
Total current assets	$161,066

Accounts payable, net & accrued expenses	$71,456
Dividends and distributions payable	$3,208
Due to affiliates, net	$1,803
Total current liabilities	$76,467

Net working capital*	$84,599
* Includes the Company's pro rata share of net working capital in joint ventures.

Exhibit 1

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30, 2020
	Hotel Total	Corporate / Allocated	Braemar Hotels & Resorts Inc.
Net income (loss)	$(38,090)	$(13,401)	$(51,491)
Interest income	(18)	18	—
Interest expense	4,570	7,280	11,850
Amortization of loan cost	287	660	947
Depreciation and amortization	18,553	—	18,553
Income tax expense (benefit)	(804)	(3,643)	(4,447)
Non-hotel EBITDA ownership expense	(1,129)	1,129	—
Hotel EBITDA including amounts attributable to noncontrolling interest	(15,818)	(8,770)	(24,588)
Less: EBITDA adjustments attributable to consolidated noncontrolling interest	1,084	(1,084)	—
Equity in earnings (loss) of unconsolidated entities	—	40	40
Company's portion of EBITDA of OpenKey	—	(40)	(40)
Hotel EBITDA attributable to the Company and OP unitholders	$(14,734)	$(9,854)	$(24,588)
Non-comparable adjustments	—
Comparable hotel EBITDA	$(15,818)

NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at June 30, 2020, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)    All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.
(3)    The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

Exhibit 1

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30, 2019
	Hotel Total	Corporate / Allocated	Braemar Hotels & Resorts Inc.
Net income (loss)	$12,770	$(18,393)	$(5,623)
Non-property adjustments	(9)	9	—
Interest income	(77)	77	—
Interest expense	4,965	8,069	13,034
Amortization of loan cost	209	812	1,021
Depreciation and amortization	18,474	—	18,474
Income tax expense (benefit)	422	(11)	411
Non-hotel EBITDA ownership expense	1,395	(1,395)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	38,149	(10,832)	27,317
Less: EBITDA adjustments attributable to consolidated noncontrolling interest	(2,527)	2,527	—
Equity in earnings (loss) of unconsolidated entities	—	51	51
Company's portion of EBITDA of OpenKey	—	(48)	(48)
Hotel EBITDA attributable to the Company and OP unitholders	$35,622	$(8,302)	$27,320
Non-comparable adjustments	150
Comparable hotel EBITDA	$38,299
NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at June 30, 2020, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)    All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.
(3)    The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

Exhibit 1

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Six Months Ended June 30, 2020
	Hotel Total	Corporate / Allocated	Braemar Hotels & Resorts Inc.
Net income (loss)	$(40,136)	$(26,742)	$(66,878)
Non-property adjustments	813	(813)	—
Interest income	(80)	80	—
Interest expense	9,476	13,200	22,676
Amortization of loan cost	569	1,449	2,018
Depreciation and amortization	36,891	—	36,891
Income tax expense (benefit)	(469)	(2,608)	(3,077)
Non-hotel EBITDA ownership expense	3,841	(3,841)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	10,905	(19,275)	(8,370)
Less: EBITDA adjustments attributable to consolidated noncontrolling interest	127	(127)	—
Equity in earnings (loss) of unconsolidated entities	—	80	80
Company's portion of EBITDA of OpenKey	—	(79)	(79)
Hotel EBITDA attributable to the Company and OP unitholders	$11,032	$(19,401)	$(8,369)
Non-comparable adjustments	138
Comparable hotel EBITDA	$11,043
NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at June 30, 2020, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)    All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.
(3)    The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

Exhibit 1

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Six Months Ended June 30, 2019
	Hotel Total	Corporate / Allocated	Braemar Hotels & Resorts Inc.
Net income (loss)	$29,240	$(36,185)	$(6,945)
Non-property adjustments	(9)	9	—
Interest income	(139)	139	—
Interest expense	9,821	16,226	26,047
Amortization of loan cost	554	1,647	2,201
Depreciation and amortization	35,160	—	35,160
Income tax expense (benefit)	537	801	1,338
Non-hotel EBITDA ownership expense	2,674	(2,674)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	77,838	(20,037)	57,801
Less: EBITDA adjustments attributable to consolidated noncontrolling interest	(4,393)	4,393	—
Equity in earnings (loss) of unconsolidated entities	—	101	101
Company's portion of EBITDA of OpenKey	—	(97)	(97)
Hotel EBITDA attributable to the Company and OP unitholders	$73,445	$(15,640)	$57,805
Non-comparable adjustments	744
Comparable hotel EBITDA	$78,582
NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at June 30, 2020, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)    All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.
(3)    The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.